CLICKSTREAM CORPORATION

OFFICER AGREEMENT

THIS OFFICER AGREEMENT (this "Agreement") is entered into by ClickStream Corporation, a Nevada corporation ("Company") and Michael Handelman ("Officer") to enable Company to receive services from Officer under the terms and conditions set forth herein.

RECITALS

WHEREAS, the Company is a technology company focused on developing apps and digital platforms that disrupt conventional industries.

WHEREAS, the Officer shall serve as the Company's Chief Financial Officer; and

WHEREAS, the parties wish to enter this Agreement to set forth the terms and conditions under which Officer will continue to serve as the Company's Chief Financial Officer.

NOW, THEREFORE, for and in consideration of the foregoing recitals and of the following covenants, the Parties hereby agree:

1. **TERM.** This Agreement is effective as of December 1st, 2021 and will continue for a one (1) year term through November 30th , 2022 unless terminated earlier as provided in this Agreement (the "Initial Term"). The Agreement shall be automatically renewed for successive one (1) year terms commencing on December 1st, 2022 (the "Successive Term"), unless terminated as provided in this Agreement, or otherwise modified by both parties in writing prior to the beginning of the Successive Term.

2. **SCOPE.** Officer will provide the services, including any reports, documentation and/or other deliverables (the "Services") described in Exhibit A attached to and made a part of this Agreement.

3. **ACCEPTANCE AND WARRANTY.** Services will be performed in a professional manner, consistent with industry standards, and will be free of deficiencies and defects in materials, workmanship, design and/or performance. Services will conform to any specifications described in Exhibit A and will be fit and sufficient for the purposes expressed in or reasonably inferred from this Agreement. Company reserves the right to inspect Services at any time prior to acceptance, and from time to time within 5 days of the request from Officer, confirm in writing the sufficiency of the Services.

4. **TIME IS OF ESSENCE.** Officer will perform Services promptly and will meet all reasonable time commitments. Officer agrees that this is a material term of this Agreement.

5. **EMPLOYEE.** Officer certifies that he is a full-time employee and will perform his obligations pursuant to this Agreement as an employee and as an Officer of Company. Officer accepts this exclusive employment. Additionally, Officer may be employed by Winners, Inc., Emergent Health Corporation, Inc. and any other entities mutually agreed to by the parties pursuant to employment agreements identical to the terms and conditions of this Employment Agreement.

6. **LIABILITY.** The Company shall indemnify Officer for any unintentional errors within the scope of services provided by Officer and use its best efforts to secure officers & directors liability insurance if available under reasonable terms and conditions. Except to the extent of Company's negligence, Officer will indemnify Company, its affiliates, and their officers, directors and/or Officers from any and all claims, demands, litigation, expenses or liabilities (including costs and attorneys' fees) of every kind and character arising from or incident to the limited circumstances of any intentional or willful acts in the performance of Services; the Work Product as defined below and/or the use thereof; or Officer's intentional breach of this Agreement. This includes but is not limited to indemnification relating to infringement of copyright, trademark, patent or other intellectual property rights.

7. **SAFETY, HEALTH AND ACCIDENT REPORTS.** The safety and health of Officer on Company's premises will be the sole responsibility of Officer. Officer will comply with all local, state, federal, and international environmental, health and safety requirements. Officer will report all accidents, injury-inducing occurrences or property damage arising from the performance of Services as soon as reasonably practical. Company will have the right to receive, at its request, copies of any reports filed with Officer's insurer or others.

8. **COMPLIANCE WITH LAWS.** Officer will, at its expense, obtain all permits and licenses, pay all fees, and comply with all federal, state and local laws, ordinances, rules, regulations and orders applicable to Officer's performance under this Agreement.

9. **COMPANY PROPERTY.** Any items furnished by Company to Officer hereunder are and will remain the property of Company. While in Officer's possession, Officer will maintain Company property in good condition, will bear the risk of loss therefor, and will not use Company property for any purpose other than the provision of Services.

10. **CONFIDENTIALITY; WORK PRODUCT.**

10.1 **Confidentiality**. Any business or technical information furnished, disclosed or made accessible by Company to Officer, whether verbally or in writing (including, but not limited to, trade secrets, marketing plans, financial data, specifications, drawings, sketches, models, samples, computer programs and documentation), whether of Company or a third party ("Confidential Information") is confidential and proprietary. Officer will hold Confidential Information in confidence and will use it solely for the purpose of providing Services. Officer further agrees that it will not disclose Confidential Information to anyone without Company's prior written consent, except as required by law, provided that Officer has notified Company of the required disclosure as soon as possible before such disclosure is made. All Confidential Information will be returned to Company upon request along with any copies.

10.2 **Work Product**. All items prepared or originated in connection with the Services, in whatever medium (including but not limited to prototypes, drawings and documentation) and any ideas, designs, techniques, inventions, discoveries, improvements, information, creations, software, and any other items discovered, prepared or developed by Officer in connection with the provision of Services ("Work Product") will be promptly disclosed and furnished to Company. All right, title and interest in the Work Product will vest in Company and the Work Product will be deemed to be a work made for hire. To the extent it may not be considered a work made for hire, Officer assigns to Company all right, title and interest in the Work Product, including all copyrights, patent rights, patents and applications therefor. All Work Product will be deemed to be Confidential Information of Company.

11. **NON-COMPETITION**. During Officer's engagement with Company (or other affiliation with Company) and for twelve (12) months after termination, for any reason, Officer shall not without Company's prior written consent (or outside of the scope of Officer's engagement), directly or indirectly: (a) cause or attempt to cause any Officer, Officer, agent, contractor or subcontractor of Company, or any Company customer, to terminate his or her employment, engagement, agency, contractor or subcontractor relationship with Company or any Company customer; interfere or attempt to interfere with the relationship between Company and any Officer, agent, contractor or subcontractor; or attempt to hire any Officer, agent, contractor, or subcontractor of Company or any Company customer; (b) solicit business from or conduct business with any customer, suppliers, or affiliates of the Company at any point during Officer's engagement; solicit business from or conduct any business with any person or entity that was, during Officer's engagement, solicited or identified as a business prospect by Officer or any other Company Officer, agent or Officer; or interfere or attempt to interfere with any transaction, agreement, prospective agreement, business opportunity or business relationship in which Company or any customer was involved at any point during Officer's engagement; or (c) own, manage, operate, control, be employed or engaged as an Officer or Officer by, or participate in or be connected in any manner with the ownership, management, operation, or control of any business, entity or operation that is (i) involved in the Financial and/or establishment of encryption software; (ii) is similar to, in competition with, or with interests adverse to the business or operations of the Company or any affiliate of Company, and (ii) conducts business operations in whole or in part within the following territory: United States and Canada. Officer acknowledges and agrees that the foregoing restrictions

have been fully negotiated and are reasonable in scope and geographic area and are necessary to protect the Company's legitimate business interests and trade secrets and are fully enforceable.

12. **NON-DISCLOSURE**. Officer acknowledges that employment with the Company requires him/her to have access to confidential information and material belonging to the Company, including customer lists, contracts, proposals, operating procedures, trade secrets and business methods and systems, which have been developed at great expense by the Company and which Officer recognizes to be unique assets of the Company's business. Upon termination of employment for any reason, Officer agrees to return to the Company any such confidential information and material in his possession with no copies thereof retained. Officer further agrees whether during employment with the Company or any time after the termination thereof (regardless of the reason for such termination), he will not disclose nor use in any manner, any confidential or proprietary material relating to the business, operations, or prospects of the Company except as authorized in writing by the Company or required during the performance of his duties and except as required by law, provided that Officer has notified Company of the required disclosure as soon as possible before such disclosure is made.

13. **TERMINATION; CANCELLATION.** The Company or Officer may terminate this Agreement with thirty days' notice in its sole and absolute discretion. Officer will be entitled to payment for all Services satisfactorily performed to date of termination. If Officer's fee is a definite sum for completion of Services, Officer will be paid for the percent of Services satisfactorily completed. Company will be entitled to receive all Work Product completed or in progress as of the date of termination or cancellation. Company will have no other liability arising out of termination. Either party may cancel this Agreement immediately, in whole or in part, for default, breach, insolvency, bankruptcy, inability to pay debts, or similar financial circumstances by the other. If the default or breach is capable of cure, the non-defaulting party will give the other party written notice and three days opportunity to cure.

14. **FORCE MAJEURE.** Neither party will be liable to the other party for any delay, error, failure in performance or interruption of performance resulting from causes beyond its reasonable control.

15. **NOTICES.** All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by that party by notice in the manner provided herein:

    If to Company:

    8549 Wilshire Blvd.
    Suite 2181
    Beverly Hills, CA 90211
    info@clickstream.technology

    If to Officer:

    3210 Rickey Ct.
    Thousand Oaks, CA 91362
    mhandelmangroup@gmail.com

16. **INDEMNIFICATION.** Company agrees to indemnify, defend and hold harmless the Officer against all claims, losses, liabilities and demands the Company may suffer arising out of (a) any breach of the terms of this Agreement by Officer; (b) the performance of the Services by Officer; and (c) any acts or omissions of Officer hereunder and officer agrees to indemnify, defend and hold harmless the Company against all claims, losses, liabilities and demands the Company may suffer arising out of and intentional or willful acts in the performances of Services.

17. **RECORDS AND AUDITS.** Officer will maintain complete and accurate records within QuickBooks and Dropbox files of all charges incurred and income received by Company in accordance with Generally Accepted Accounting Principles and will return all records to Company upon termination.

18. **ASSIGNMENT AND DELEGATION.** No rights or interests in the Agreement will be assigned by Officer (including the hiring of subcontractors to perform any part of Services) without the prior written consent of Company.

19. **MODIFICATIONS OR AMENDMENTS.** No modifications or amendments will be made to this Agreement unless in writing and signed by the parties.

20. **WAIVER.** No waiver of any provision of this Agreement or any right or obligation of a party will be effective unless in writing, signed by the parties. The failure of either party to enforce a right will not constitute a waiver.

21. **SEVERABILITY**. Nothing contained in this Agreement shall be construed as requiring the commission of any act contrary to law. In the event that there is any conflict between any provisions of this Agreement and any statute, law, ordinance, or regulation contrary to which the Partners have no legal right to contract, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to conform with said requirement of law. In the event that any party, article, section, paragraph, or clause of this Agreement shall be held to be indefinite, invalid, or otherwise unenforceable, the entire Agreement shall not fail on account thereof, and the balance of the Agreement shall continue in full force and effect.

22. **SURVIVAL OF OBLIGATIONS.** The respective obligations of Officer and Company which, by their nature, would continue beyond the termination, cancellation or expiration of this Agreement will survive.

23. **HEADINGS**. The headings herein are inserted only as a matter of convenience and reference, and in no way define or describe the scope of the Agreement, or the intent of any provisions hereof.

24. **GOVERNING LAW.** This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida without regard to the choice of law rules therein, and each of the parties hereby consent to exclusive personal jurisdiction in the state and federal courts located in Palm Beach County, Florida.

25. **ENTIRE AGREEMENT.** This Agreement, together with any incorporated Exhibits or other attachments, constitutes the entire Agreement between the parties and supersedes all prior oral and written communications, agreements and understandings with respect to the subject matter herein contained. Notwithstanding the foregoing, any non-disclosure or confidentiality agreement entered into by the parties in advance of this Agreement will remain effective according to its terms. Any pre-printed terms and conditions on orders, invoices, or other documents will be invalid to the extent of any conflict with the terms and conditions of this Agreement.

26. **COUNTERPARTS**. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument, notwithstanding the fact that all parties are not signatory to the same original or counterpart.

IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Agreement to be executed on the dates set forth below.

ClickStream Corporation

DocuSigned by:
Frank Magliochetti
____
By: Frank Magliochetti
Its: Chief Executive Officer
Date: November 8th, 2021

Michael Handelman

DocuSigned by:
Michael Handelman
____
By: Michael Handelman
Date: November 8th, 2021

EXHIBIT A

SERVICES; FEES

Scope of Services: Officer will provide the following Services to Company:

Officer will serve as the Chief Financial Officer of the Company. Officer's primary duties shall include planning, implementation, managing and running of all the financial activities of the Company, including but not limited to business planning, budgeting, preparation of periodic financial statements in accordance with Generally Accepted Accounting Principles ("GAAP"), certification of periodic financial statements required to be filed with OTC Markets and/or The Securities and Exchange Commission ("SEC") where applicable.

Service Fees: The Officer will be paid $2,000 worth of shares of Company common stock each month applicable to Officers services described in this agreement. The number of shares shall be based upon dividing $2,000 by the trailing 30-day volume weighted average price per share ("VWAP"). Shares are to be issued in the name of Officer and paid at the completion of the month of service. The shares when issued shall be subject to the restrictions imposed under Rule 144 of the Securities Act of 1933 but shall receive piggyback registration rights. The piggyback registration rights are applicable if there are other Selling Shareholders in the Registration or Qualification Statement. Additionally, the Officer will be compensated Forty-Eight thousand dollars (US $48,000) in United States currency for the Services to be provided pursuant to the terms of this Agreement. Officer will be paid in accordance with the Fee Schedule identified below.

Fee Schedule: Officer will be paid by Company for Services at a rate of $4,000 per month. Officer will be paid on the first day of each month for the work to be performed that month. All fees paid to Officer pursuant to the terms of this Agreement shall be paid via direct deposit.